EXHIBIT (c)(5)

PLX Special Committee Discussion Materials

March 29, 2004

PETRIE PARKMAN & Co.

Table of Contents

I. Summary of Leucadia March 19, 2004 Proposal

II. Potential Issues for Consideration

III. Appendix

Leucadia March 19, 2004 Proposal and Proposed Term Sheets for Notes and Preferred Stock

Leucadia National Corporation Overview

PETRIE PARKMAN & Co.

i

Form of Transaction

Leucadia National Corporation (“Leucadia” or “LUK”), and/or any of its respective affiliates through a newly formed entity (“Buyer”), would acquire 100% of the capital stock of Plains Resources, Inc. (“PLX”) through a merger of Buyer with and into PLX.

Consideration

PLX shareholders would receive $0.52 in cash, plus 0.3843 newly issued notes (“Notes”) of PLX and 0.1151 shares of newly issued preferred stock (“Preferred”) of PLX for each share of PLX. In the transaction, PLX would issue 9.543 MM Notes and 2.857 MM shares of preferred.

Thirty to sixty days after closing, Leucadia or one of its affiliates would commit to commence a tender offer to repurchase i) up to 2.143 MM Notes at a purchase price of $35.00 per Note (up to $75 MM total), and ii) up to 714,286 shares of Preferred at a purchase price of $35.00 per share (up to $25 MM total).

Description of Notes PLX is Issuer

Publicly listed on the NYSE (or another national securities exchange or market)

Quarterly interest in an amount equal to the quarterly per unit distribution paid by PAA, subject to a minimum annual interest payment of $1.00 per Note

Face amount of the greater of (i) $35.00 or (ii) the FMV of one PAA MLP Unit on the day prior to closing of the merger plus $0.25 per Note (“Face Amount”)

Maturity 20 years after issue date; no early redemption

At maturity, PLX will be obligated to pay the holders of each outstanding Note the greater of (i) Face Amount or (ii) the market price of one PAA MLP unit (a) in cash, (b) in PAA MLP Units at the then-current market price of the PAA MLP Units, or (c) in any combination of cash or PAA MLP Units at the option of PLX

PETRIE

PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Cont’d

Description of Notes (cont’d)

Notes to be secured by approximately 1.3 PAA MLP Units per Note Notes to be issued under an indenture with customary covenants for o Payment of interest

o Provision of reports o Restrictions on incurrence of additional indebtedness o Restrictions on transaction with affiliates o Restrictions on payments of dividends, asset sales, and liens

Other customary provisions including permitting amendments to the Indenture with consent of a majority of the principal amount of the Notes outstanding, provided that without consent of each holder of the Notes an amendment or waiver may not reduce the principal amount of Notes required to consent to amendments (subject to PLX’s right to prepay), reduce principal of or change the maturity date, and other customary provisions Leucadia to endeavor to cause a when-issued market to develop for the Notes prior to the consummation of the transaction as promptly as permissible under regulatory requirements

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Description of Preferred PLX is Issuer

Publicly listed on the NYSE (or another national securities exchange or market)

Cumulative quarterly cash dividends, out of funds legally available therefor, in an amount equal to the quarterly per unit distribution paid by PAA, plus $0.13125 per share

Liquidation preference of $37.00 per share, plus accumulated and unpaid dividends and distributions

Perpetual existence

Non-voting, except if at any time dividends on the Preferred shall be in arrears for 6 or more quarterly periods, holders of the Preferred may elect two additional directors to the PLX board until such time as the dividends have been paid in full or set aside for payment in full

Definitive Merger Agreement No mention in current proposal; March 5, 2004 proposal included a draft form of merger agreement prepared by Leucadia based on Vulcan merger agreement

Expense Reimbursement No mention in current proposal

Conditions Satisfactory due diligence on PLX which is to be completed in five days No mention of merger agreement in current proposal; March 5, 2004 proposal was subject to execution of a definitive merger agreement

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Summary of Changes to Proposal

March 19, 2004 Proposal March 5, 2004 Proposal Consideration (per PLX share) $0.52 cash, 0.3843 Notes and 0.1151 shares of $1.19 cash and 0.5019 Notes Preferred

Stand-by Financing 30-60 days after closing, Leucadia or one of its 30-60 days after closing, the Buyer or one of affiliates will commence a tender offer to its designees will commence a tender offer repurchase up to 2.143 MM Notes at purchase to repurchase up to 3.125 MM Notes at price of $35.00 per Note (up to $75 MM total) purchase price of $32.00 per Note (up to and 714,286 shares of Preferred at purchase $100 MM total) price of $35.00 per share (up to $25 MM total)

Description of the Notes / Buyer Debt security Debt security Securities

Quarterly interest equal to PAA LP unit Quarterly interest equal to PAA LP unit distributions, with $1.00 annual minimum distributions + $0.03, with $1.00 annual minimum Face value of $35.00 Face value of $34.00 Maturity 20 years after issuance date; no early redemption Maturity 20 years after issuance date; no early redemption At maturity, PLX will owe the Note principal amount of the greater of $35.00 At maturity, PLX will owe the Note or the market value of a PAA unit at principal amount of the greater of closing + $0.25 (“Face Value”) or the then $34.00 or the market value of a PAA current market value of one PAA unit, by unit at closing + $0.25 (“Face Value”) or (i) paying cash, (ii) exchanging PAA MLP the then current market value of one units for the Notes, or (iii) any combination PAA unit, by (i) paying cash, (ii) of cash and PAA MLP units at the current exchanging PAA MLP units for the market price at the option of PLX Notes, or (iii) any combination of cash and PAA MLP units at the current market price at the option of PLX

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Summary of Changes to Proposal (Cont’d)

March 19, 2004 Proposal March 5, 2004 Proposal Description of the Preferred Preferred will rank senior to all other None classes of stock of PLX Cumulative quarterly dividends equal to PAA MLP LP unit distributions + $0.13125 Liquidation preference of $37.00, plus accumulated and unpaid dividends and distributions Perpetual existence No voting rights, except if dividends are in arrears for six (6) or more quarterly periods, then have right to elect two (2) additional directors to board Merger Agreement No mention LUK submitted draft based on Vulcan agreement, revised “only to reflect the economics of the Leucadia proposal and to make certain conforming changes” Other Subject to 5-day due diligence Leucadia board has approved Subject to one-week due diligence; PAA diligence requirement eliminated

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Illustrative Offer Valuation – Max Securities Case

Proposed Consideration Summary

Total Consideration to

Form of Consideration PLX Shareholders Per PLX Share

Max Securities Case

Cash ($MM) $12.9 $0.52 PLX Notes (# of Notes, MM) 9.5 0.3843 PLX Preferred Stock (# of Shares, MM) 2.9 0.1151

Implied Consideration—Max Securities Case

Notes Preferred Cash Total

Illustrative Notes Notes Illustrative Preferred Preferred Cash Total Trading Price of Consideration Consideration Per Trading Price of Consideration Consideration Per Consideration Per Consideration Per Notes Per PLX Share PLX Share ($/Sh) Preferred Per PLX Share PLX Share ($/Sh) PLX Share ($/Sh) PLX Share ($/Sh) $27.00 0.3843 $10.38 $27.00 0.1151 $3.11 $0.52 $14.00 $28.00 0.3843 $10.76 $28.00 0.1151 $3.22 $0.52 $14.50 $29.00 0.3843 $11.14 $29.00 0.1151 $3.34 $0.52 $15.00 $30.00 0.3843 $11.53 $30.00 0.1151 $3.45 $0.52 $15.50 $31.00 0.3843 $11.91 $31.00 0.1151 $3.57 $0.52 $16.00 $32.00 0.3843 $12.30 $32.00 0.1151 $3.68 $0.52 $16.50 $33.00 0.3843 $12.68 $33.00 0.1151 $3.80 $0.52 $17.00 $34.00 0.3843 $13.07 $34.00 0.1151 $3.91 $0.52 $17.50 $35.00 0.3843 $13.45 $35.00 0.1151 $4.03 $0.52 $18.00 $35.00 0.3843 $13.45 $37.00 0.1151 $4.26 $0.52 $18.23

PETRIE PARK

MAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Illustrative Offer Valuation – Max Cash Case

Proposed Consideration Summary

Total Consideration to

Form of Consideration PLX Shareholders Per PLX Share

Max Cash Case

Cash ($MM) $112.9 $4.55 PLX Notes (# of Notes, MM) 7.4 0.2980 PLX Preferred Stock (# of Shares, MM) 2.1 0.0863

Implied Consideration—Max Cash Case

Notes Preferred Cash Total

Illustrative Notes Notes Illustrative Preferred Preferred Cash Total Trading Price of Consideration Consideration Per Trading Price of Consideration Consideration Per Consideration Per Consideration Per Notes Per PLX Share PLX Share ($/Sh) Preferred Per PLX Share PLX Share ($/Sh) PLX Share ($/Sh) PLX Share ($/Sh) $27.00 0.2980 $8.05 $27.00 0.0863 $2.33 $4.55 $14.92 $28.00 0.2980 $8.34 $28.00 0.0863 $2.42 $4.55 $15.31 $29.00 0.2980 $8.64 $29.00 0.0863 $2.50 $4.55 $15.69 $30.00 0.2980 $8.94 $30.00 0.0863 $2.59 $4.55 $16.08 $31.00 0.2980 $9.24 $31.00 0.0863 $2.67 $4.55 $16.46 $32.00 0.2980 $9.54 $32.00 0.0863 $2.76 $4.55 $16.84 $33.00 0.2980 $9.83 $33.00 0.0863 $2.85 $4.55 $17.23 $34.00 0.2980 $10.13 $34.00 0.0863 $2.93 $4.55 $17.61 $35.00 0.2980 $10.43 $35.00 0.0863 $3.02 $4.55 $18.00 $35.00 0.2980 $10.43 $37.00 0.0863 $3.19 $4.55 $18.17

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Proposal Comparison – Vulcan Offer Price vs. Leucadia Stated Values

Comparison of Proposals

LUK Proposals Assume Maximum Securities Cases

Cash Notes Preferred

$18.23 $17.24 $17.25 $16.75

$4.26

$14.15 $ $16.06 $16.75 $13.45

$3.09 $1.19 $0.52

Vulcan LUK 2/12/04 LUK 3/5/04 LUK 3/19/04

Comparison of Proposals

LUK Proposals Assume Maximum Cash Cases

Cash Notes Preferred

$18.17 $17.24 $17.25 $16.75

$3.19

$11.06 $12.01 $10.43 $16.75

$6.18 $5.24 $4.55

Vulcan LUK 2/12/04 LUK 3/5/04 LUK 3/19/04

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Perspective on Notes

The Notes have characteristics of several types of securities which will impact their trading value and the discount rate required by investors, including

Security Similarities with Notes Differences with Notes PLX Common Stock Value derived in part from underlying Equity vs. debt security

PAA common units No cash distributions to PLX common holders Notes have no exposure to PAA GP upside Bond Indenture Notes have variable interests payments Interest payments Notes have variable principal repayable Market price a function of rating and at maturity interest rate environment

Value of Notes derived in part from an Maturity date and face amount equity security of third party Ranked senior to equity of issuer Taxable distributions PAA MLP Units Value derived from PAA’s equity level

Notes are debt securities cash flows

Notes have different tax characteristics Distributions from Notes (interest) will likely be subject to higher tax than MLP unit distributions I-Shares Value derived from underlying MLP Distributions in cash, not pay-in-kind common units Convertible Debt Value of principal component may Notes not convertible at option of holder change based on future value of Notes not convertible into underlying underlying equity security security

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Preliminary Pro Forma Balance Sheet and Credit Statistics

Leucadia

PLX Transaction Pro

Forma 12/31/03 Adjs 1 12/31/03

Cash $4.5 $4.5 Other Current Assets 7.9 7.9 Net PP&E 53.3 (24.3) 29.0 Investment in PAA 100.5 394.2 494.7 Other Assets 9.8 9.8 Goodwill 0.0 182.8 182.8 Total Assets $176.0 $552.7 $728.7

Current Debt $20.0 ($20.0) $0.0 Other Current Liabilities 11.8 11.8 Long Term Debt 30.0 (30.0) 0.0 Notes 0.0 328.3 2 328.3 Other Liabilities 6.2 6.2 Deferred Taxes 7.1 175.7 182.8 Preferred Stock 0.0 105.7 2 105.7 Shareholders’ Equity 100.9 (7.0) 2 93.9 Total Liabilities & Equity $176.0 $552.7 $728.7

2004E EBITDA $35.0 $35.0 2004E Interest $1.7 19.8 $21.5 2004E Preferred Dividends $0.0 7.9 $7.9

Credit Statistics:

Debt / 2004 EBITDA 1.4x 9.4x Debt+Pfd / 2004 EBITDA 1.4x 12.4x 2004 EBITDA / Interest 20.6x 1.6x 2004 EBITDA / Interest + Pfd Div 20.6x 1.2x Debt / Total Book Capitalization 33% 62% Debt + Pfd / Total Book Capitalization 33% 82%

1 Based on terms of Leucadia proposal dated March 19, 2004, using Leucadia’s proposed tender offer price for the Notes at $35.00 and of the Preferred at $35.00.

2 Assumes PLX common stock, restricted stock, and options exchanged for $0.52 cash, 0.3843 Notes and 0.1151 shares of Preferred per terms of Leucadia March 19, 2004 proposal. Options exchange assumes cashless exercise.

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Preliminary Pro Forma Free Cash FlowNote:

Assumes PLX NOL NOT available to offset up to 90% of regular US taxable income.

PLX Pro Forma for LUK Transaction 1 Note Interest Note Interest PLX Deductible Not Deductible 2004E 2004E 2004E

EBITDA $35.0 $35.0 $35.0 Interest (1.7) (21.5) (21.5) US Taxes (8.3) (0.6) (8.9) Canadian Taxes (2.7) (2.7) (2.7) Capex (3.0) (3.0) (3.0) Subtotal $19.3 $7.2 ($1.1) Preferred Dividends 0.0 (7.9) (7.9)

Free Cash Flow $19.3 ($0.7) ($9.0)

Assumes PLX NOL available to offset up to 90% of regular US taxable income.

PLX Pro Forma for LUK Transaction 1 Note Interest Note Interest

PLX Deductible Not Deductible 2004E 2004E 2004E

EBITDA $35.0 $35.0 $35.0 Interest (1.7) (21.5) (21.5) US Taxes (0.8) (0.6) (0.9) Canadian Taxes (2.7) (2.7) (2.7) Capex (3.0) (3.0) (3.0) Subtotal $26.8 $7.2 $7.0 Preferred Dividends 0.0 (7.9) (7.9)

Free Cash Flow $26.8 ($0.7) ($1.0)

Note: PLX has current NOL of approximately $34.5 MM which is available but subject to Section 382 change of control usage limitations.

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Historical PAA Unit Performance

PAA Common Unit Performance

(2001-2004 YTD)

PAA ($/Unit)

Current Price (3/26/04) $33.16

52 Week High $33.68

52 Week Low $24.50

Calendar Day Average

1 Month Prior $32.68

3 Months Prior $32.54

6 Months Prior $31.77

1 Year Prior $30.69

Trading Day Average

30 Days Prior $32.46

90 Days Prior $32.25

120 Days Prior $31.85

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Yield Perspective – Notes Note:

Yield by S&P Rating Category

(All Industries)

Yield—3/23/03

Yield—3/23/04 25%

0%

Yield Yield to Worst by Rating Category—All Industries

S&P Rating 3/23/04 3/23/03

BB+ 5.4% 8.2% BB 6.0% 8.5% BB- 6.0% 8.6% B+ 6.7% 9.9% B 8.0% 12.2% B- 8.7% 12.4% CCC+ 11.1% 15.8% CCC 12.6% 24.1% CCC- 17.2% 29.7% CC 20.0% 24.2% C 26.8% N/A

PAA Ind. Yield 6.7% 9.4%

Note: Yield data from Advantage Data Inc.; PAA and bond pricing as of 3/23/04.

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Yield Perspective – Notes (Cont’d) Note:

Average Bond Yields at Issuance by S&P Rating Category

(All Industries)

13.1%

12.4% 12.3%

11.7%

10.5% 11.0%

10.0%

9.8% 10% 9.7% 9.2% 9.8% 9.4%

9.4%

8.4% 8.9% 8.8%

7.9%

7.1%

6.6% 6.3%

Note: Yield data from Advantage Data Inc. 2004 issuances through 3/23/04.

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Yield Perspective – Preferred

Preferred Yields by S&P Rating Category—All Industries

S&P Number of Rating 3/22/2004 Issues

BB+ 7.6% 94 BB 7.2% 40 BB- 7.6% 5 B+ 7.7% 23 B 8.6% 17 B- 8.8% 9 CCC+ 9.0% 11 CCC 9.3% 5 CCC- 9.1% 3 CC 8.9% 2

Source: Bloomberg as of 3/22/04.

Perpetual Preferred Yields by Rating Category—All Industries

S&P Number of Rating 03/22/04 Issues

BB+ 7.8% 14 BB 7.0% 5 BB- N/A None B+ 8.0% 12 B 8.1% 2 B- 8.8% 1 CCC+ 9.5% 4 CCC N/A None CCC- N/A None CC N/A None

Source: Bloomberg as of 3/22/04.

PETRIE PARKMAN

& Co.

Summary of Leucadia March 19, 2004 Proposal

Yield Perspective – Preferred (Cont’d) Note

Non Convertible Preferred Issuances

BB+ BB BB- B+ B B-

Yield Issues Yield Issues Yield Issues Yield Issues Yield Issues Yield Issues 1999 9.4% 4 10.1% 3 N/A 0 8.5% 1 10.0% 2 12.5% 3 2000 10.3% 1 12.1% 4 N/A 0 N/A 0 N/A 0 N/A 0 2001 8.7% 7 9.2% 3 10.1% 1 10.1% 2 N/A 0 N/A 0 2002 8.3% 8 8.6% 2 9.0% 1 N/A 0 N/A 0 N/A 0 2003 7.8% 5 7.8% 4 N/A 0 8.0% 1 8.8% 1 N/A 0 2004 YTD N/A 0 6.7% 1 N/A 0 7.6% 2 8.1% 1 N/A 0

Source: Thomson Financial as of 3/24/04.

PETRIE

PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Illustrative Current Yield Analysis

Maximum Securities Case

Assumed Annual Note Interest $2.25

Assumed Note Current Yield 6.4% 6.4% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0%

Implied Market Value of Note $35.00 $35.00 $32.14 $30.00 $28.13 $26.47 $25.00 $23.68 $22.50

Notes Per PLX Share 0.3843 0.3843 0.3843 0.3843 0.3843 0.3843 0.3843 0.3843 0.3843

Note Consideration $13.45 $13.45 $12.35 $11.53 $10.81 $10.17 $9.61 $9.10 $8.65

Assumed Annual Preferred Interest $2.78

Assumed Preferred Current Yield 7.5% 7.9% 8.0% 8.5% 9.0% 9.5% 10.0% 10.5% 11.0%

Implied Market Value of Preferred $37.00 $35.00 $34.69 $32.65 $30.83 $29.21 $27.75 $26.43 $25.23

Preferred Shares Per PLX Share 0.1151 0.1151 0.1151 0.1151 0.1151 0.1151 0.1151 0.1151 0.1151

Preferred Consideration $4.26 $4.03 $3.99 $3.76 $3.55 $3.36 $3.19 $3.04 $2.90

Cash Consideration $0.52 $0.52 $0.52 $0.52 $0.52 $0.52 $0.52 $0.52 $0.52

Implied Consideration Per PLX Share $18.23 $18.00 $16.87 $15.81 $14.88 $14.05 $13.32 $12.66 $12.07

Maximum Cash Case

Assumed Annual Note Interest $2.25

Assumed Note Current Yield 6.4% 6.4% 7.0% 7.5% 8.0% 8.5% 9.0% 9.5% 10.0%

Implied Market Value of Note $35.00 $35.00 $32.14 $30.00 $28.13 $26.47 $25.00 $23.68 $22.50

Notes Per PLX Share 0.2980 0.2980 0.2980 0.2980 0.2980 0.2980 0.2980 0.2980 0.2980

Note Consideration $10.43 $10.43 $9.58 $8.94 $8.38 $7.89 $7.45 $7.06 $6.71

Assumed Annual Preferred Interest $2.78

Assumed Preferred Current Yield 7.5% 7.9% 8.0% 8.5% 9.0% 9.5% 10.0% 10.5% 11.0%

Implied Market Value of Preferred $37.00 $35.00 $34.69 $32.65 $30.83 $29.21 $27.75 $26.43 $25.23

Preferred Shares Per PLX Share 0.0863 0.0863 0.0863 0.0863 0.0863 0.0863 0.0863 0.0863 0.0863

Preferred Consideration $3.19 $3.02 $2.99 $2.82 $2.66 $2.52 $2.39 $2.28 $2.18

Cash Consideration $4.55 $4.55 $4.55 $4.55 $4.55 $4.55 $4.55 $4.55 $4.55

Implied Consideration Per PLX Share $18.17 $18.00 $17.12 $16.30 $15.59 $14.96 $14.39 $13.89 $13.43

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Illustrative Current Yield Analysis (Cont’d)

Illustrative Trading Price of Securities Based on Various Yields Annual Cash Unit

Distribution Price Yield

PAA Current $2.25 $33.16 6.8%

Illustrative Annual Cash Distribution of Notes Illustrative Trading Price of Notes

PAA Note Yield on Distribution to Notes

LP Units (PAA) 6.8% 7.0% 7.5% 8.0% 8.5% 9.0% $2.25 $2.25 $33.16 $32.14 $30.00 $28.13 $26.47 $25.00 $2.30 $2.30 $33.90 $32.86 $30.67 $28.75 $27.06 $25.56 $2.35 $2.35 $34.63 $33.57 $31.33 $29.38 $27.65 $26.11 $2.40 $2.40 $35.37 $34.29 $32.00 $30.00 $28.24 $26.67

Illustrative Annual Cash Distribution of Preferred Illustrative Trading Price of Preferred

PAA Preferred Yield on Distribution to Preferred

LP Units (PAA + $0.525) 7.9% 8.0% 8.5% 9.0% 9.5% 10.0% $2.25 $2.78 $35.00 $34.69 $32.65 $30.83 $29.21 $27.75 $2.30 $2.83 $35.63 $35.31 $33.24 $31.39 $29.74 $28.25 $2.35 $2.88 $36.26 $35.94 $33.82 $31.94 $30.26 $28.75 $2.40 $2.93 $36.89 $36.56 $34.41 $32.50 $30.79 $29.25

Max Securities Case

Illustrative Annual Cash Distribution Implied Consideration per PLX Share

PAA Yield on Distribution to Securities (Notes / Preferred) LP Units Notes / Preferred 6.8% / 7.9% 7.0% / 8.0% 7.5% /

8.5% 8.0% / 9.0% 8.5% / 9.5% 9.0% / 10.0% $2.25 $2.25 / $2.78 $17.29 # $16.87 # $15.81 $14.88 $14.05 $13.32 $2.30 $2.30 / $2.83 $17.65 # $17.21 # $16.13 $15.18 $14.34 $13.59 $2.35 $2.35 / $2.88 $18.00 # $17.56 # $16.45 $15.49 $14.63 $13.86 $2.40 $2.40 / $2.93 $18.36 # $17.90 # $16.78 $15.79 $14.91 $14.13

Maximum Cash Case

Illustrative Annual Cash Distribution Implied Consideration per PLX Share

PAA Yield on Distribution to Securities

LP Units Notes / Preferred 6.8% / 7.9% 7.0% / 8.0% 7.5% / 8.5% 8.0% / 9.0% 8.5% / 9.5% 9.0% / 10.0% $2.25 $2.25 / $2.78 $17.45 # $17.12 # $16.30 $15.59 $14.96 $14.39 $2.30 $2.30 / $2.83 $17.72 # $17.39 # $16.55 $15.82 $15.18 $14.60 $2.35 $2.35 / $2.88 $18.00 # $17.65 # $16.80 $16.06 $15.40 $14.81 $2.40 $2.40 / $2.93 $18.27 # $17.92 # $17.05 $16.29 $15.62 $15.02

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Preliminary Discounted Cash Flow Analysis

Petrie Parkman completed a 20-year discounted cash flow analysis of the Leucadia proposal dated March 19, 2004 based on the net present value of potential future cash flows of the notes plus the cash consideration in the transaction

Comments

Cash consideration $0.52 per share in maximum securities case; $4.55 per share in maximum cash case + NPV of note consideration Based on various PAA LP unit distribution scenarios and terminal MLP unit values over a range of discount rates + NPV of preferred consideration Based on various PAA LP unit distribution scenarios and terminal MLP unit values over a range of discount rates Total consideration

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Preliminary Discounted Cash Flow Analysis (Cont’d)Note:

Maximum Securities Case

Discount Rate vs. PAA Distribution Rate Sensitivity Discount Rate vs. Redemption Price Sensitivity

Year 20 PAA MLP Unit Yield Assumption 10.0%

PAA Annual Distribution Growth Assumption 2.0%

Illustrative Consideration—$per PLX Share Illustrative Consideration—$per PLX Share

PAA Annual Distribution Growth Rate Year 20 PAA MLP Unit Yield Assumption $19.65 0.0% 1.0% 2.0% 3.0% 4.0% $19.65 12.0% 11.0% 10.0% 9.0% 8.0% 13.0% $10.19 $10.73 $11.34 $12.19 $13.21 13.0% $11.29 $11.31 $11.34 $11.44 $11.62 12.0% $11.00 $11.60 $12.28 $13.25 $14.43 12.0% $12.22 $12.25 $12.28 $12.40 $12.62 11.0% $11.92 $12.60 $13.36 $14.48 $15.83 11.0% $13.29 $13.33 $13.36 $13.51 $13.77

Discount Discount

10.0% $12.99 $13.75 $14.61 $15.89 $17.45 10.0% $14.52 $14.56 $14.61 $14.79 $15.10

Rate Rate

9.0% $14.22 $15.08 $16.05 $17.52 $19.33 9.0% $15.94 $15.99 $16.05 $16.26 $16.65 8.0% $15.64 $16.61 $17.71 $19.42 $21.52 8.0% $17.58 $17.64 $17.71 $17.98 $18.44 7.0% $17.30 $18.40 $19.65 $21.63 $24.09 7.0% $19.49 $19.56 $19.65 $19.97 $20.54

Maximum Cash Case

Discount Rate vs. PAA Distribution Rate Sensitivity Discount Rate vs. Redemption Price Sensitivity

Year 20 PAA MLP Unit Yield Assumption 10.0% PAA Annual Distribution Growth Assumption 2.0%

Illustrative Consideration—$per PLX Share Illustrative Consideration—$per PLX Share

PAA Distribution Growth Rate Year 20 PAA MLP Unit Yield Assumption $19.25 0.0% 1.0% 2.0% 3.0% 4.0% $19.25 12.0% 11.0% 10.0% 9.0% 8.0% 13.0% $11.98 $12.40 $12.86 $13.52 $14.30 13.0% $12.83 $12.84 $12.86 $12.94 $13.08 12.0% $12.60 $13.07 $13.59 $14.34 $15.24 12.0% $13.55 $13.57 $13.59 $13.68 $13.85 11.0% $13.31 $13.84 $14.42 $15.28 $16.32 11.0% $14.37 $14.39 $14.42 $14.53 $14.73

Discount Discount

10.0% $14.13 $14.72 $15.38 $16.36 $17.56 10.0% $15.31 $15.34 $15.38 $15.52 $15.76

Rate Rate

9.0% $15.08 $15.74 $16.48 $17.62 $19.01 9.0% $16.40 $16.44 $16.48 $16.65 $16.95 8.0% $16.17 $16.92 $17.76 $19.08 $20.70 8.0% $17.67 $17.71 $17.76 $17.97 $18.33 7.0% $17.45 $18.29 $19.25 $20.78 $22.67 7.0% $19.14 $19.19 $19.25 $19.50 $19.94

Note: If PAA consummates a potential $300-400 MM acquisition in 2004 as discussed in its 2003 10-K, the acquisition could impact the above analysis by approximately $0.10 – $0.40 per share under the Leucadia proposal and related Notes and Preferred.

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Kinder Morgan Historical Market Performance

Kinder Morgan Management (KMR) vs Kinder Morgan Energy Partners (KMP)

(Since KMR IPO)

$60.00

KMR KMP $50.00

/Unit) $ $40.00

Unit Price ( $30.00

Average Discount

1 Week Prior 8.1% 1 Month Prior 7.1% 3 Months Prior 8.9% $20.00

6 Months Prior 10.0% 1 Year Prior 9.4%

Since KMR IPO $10.00 Max 16.9% Min -5.1%

$0.00

May-01 Aug-01 Nov-01 Feb-02 May-02 Aug-02 Nov-02 Feb-03 May-03 Aug-03 Nov-03 Feb-04

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Enbridge Historical Market Performance

Enbridge Energy Management (EEQ) vs Enbridge Energy Partners (EEP)

(Since EEQ IPO)

EEQ EEP

Average Discount

1 Week Prior 4.4%

1 Month Prior 4.4%

3 Months Prior 3.9%

6 Months Prior 5.8%

1 Year Prior 6.8%

Since EEQ IPO

Max 16.0%

Min 1.9%

PETRIE PARKMAN & Co.

Summary of Leucadia March 19, 2004 Proposal

Illustrative Trading Price Discount Analysis

Illustrative Implied Consideration per PLX share Based on Discount to PAA Current Yield

Current Unit / Annual Cash Cash Distribution Implied Securities Distribution Yield Trading Price PAA Units $2.25 6.8% $33.16 Notes (PAA) $2.25 6.8% $33.16

Preferred (PAA + $0.525) $2.78 7.9% $35.00

Notes Preferred

Illustrative Trading Illustrative Trading

Implied Trading Price of Price of Implied Trading Price of Price of Implied Total Consideration ($per share) Notes Based on Illustrative Notes after Preferred Based on Illustrative Notes after Max Securities Max Cash Current PAA Unit Price (Yield) Discount Assumed Discount Current PAA Unit Price (Yield) Discount Assumed Discount Case Case $33.16 0.0% $33.16 $35.00 0.0% $35.00 $17.29 # # $17.45 $33.16 2.5% $32.33 $35.00 2.5% $34.13 $16.87 # # $17.13 $33.16 5.0% $31.50 $35.00 5.0% $33.25 $16.45 # $16.80 $33.16 7.5% $30.67 $35.00 7.5% $32.38 $16.03 $16.48 $33.16 10.0% $29.84 $35.00 10.0% $31.50 $15.61 $16.16 $33.16 12.5% $29.02 $35.00 12.5% $30.63 $15.20 $15.84 $33.16 15.0% $28.19 $35.00 15.0% $29.75 $14.78 $15.51

PETRIE PARKMAN &

Co.

Potential Issues for Consideration

Leucadia Proposed Transaction

Overall complexity of Leucadia proposal relative to an all-cash deal

Cash and Note portions of transaction will be fully taxable to PLX stockholders yet such stockholders would receive only $0.52 per share in cash at closing

Indenture for Notes critical to credit quality and maintenance of security by PLX

Ability of PLX to make and maintain interest and Preferred dividend payments out of cash flow from operations

Proposed tender offer by Leucadia does not increase credit quality of PLX since obligations would remain outstanding

The Special Committee’s tax advisors have expressed significant concerns regarding the structure of the Notes which could materially impact the Note’s value, including o Create original issue discount income o Classification as debt or equity for tax purposes o Straddle rules could limit deductibility of interest by PLX o Constructive receipt

Potential impact on PAA GP, PAA credit profile, and value of PAA MLP units

PETRIE PARKMAN & Co.

Potential Issues for Consideration

Consideration Proposed by Leucadia

Combined value of cash, Notes and Preferred

Potential market value of Notes and Preferred o Notes will be a complex security for investors to analyze o No existing market for Notes o Expected liquidity of Notes o Ability of PLX to make interest and dividend payments o Theoretic value based on net present value of expected future cash flows

Potential credit rating of Notes o Vulcan $175 MM of proposed debt rated BB/B1 o PLX pro forma credit profile after Leucadia transaction has increased leverage o Pro forma PLX credit profile: ability to make distributions and satisfy Notes obligation at maturity o Notes would be obligations of PLX, not recourse to Leucadia o Leucadia credit support?

No securities similar to Notes trading in market o 20 year maturity, not callable, variable interest payments based on level of PAA distributions, principal amount repayable at maturity may fluctuate based on future value of PAA MLP units o Repayment obligation can be settled in cash, PAA MLP units, or a combination of cash and PAA MLP Units at the then current market price at option of PLX

PETRIE PARKMAN & Co.

Potential Issues for Consideration

Consideration Proposed by Leucadia (cont’d)

Potential for research coverage of Notes given characteristics of issuer; impact on market price and yield

Current interest rate environment and impact on value of Notes and Preferred if interest rates rise; long dated and perpetual securities are highly sensitive

Current PLX stockholder base is equity-oriented which may cause sell-off of Notes and Preferred post closing

Impact of $100 MM tender offer ($75 MM Notes; $25 MM Preferred) on liquidity and market price of Notes and Preferred; timing of tender offer vs. investor demands for liquidity; Preferred tender offer price will be below stated value

Impact on market for Notes and Preferred, if PAA is sold or merged

Impact on market for Notes if PAA issues a similar security directly

Value of convertible feature embedded in Notes given PAA’s high payout ratio

Tax considerations raised by the Special Committee’s tax counsel

PETRIE PARKMAN & Co.

Appendix

Leucadia National Corporation Overview

Leucadia National Corp. is a diversified holding company engaged in a variety of businesses, including telecommunications, banking and lending, manufacturing, real estate activities, winery operations, development of a copper mine and property and casualty reinsurance. Banking and lending operations historically made collateralized personal automobile installment loans to individuals who have difficulty obtaining credit at interest rates above those charged to individuals with good credit histories. Manufacturing operations manufacture and market proprietary lightweight plastic netting used for a variety of purposes. Leucadia’s domestic real estate operations consist of a variety of commercial properties, residential land development projects and other unimproved land, all in various stages of development and all available for sale.

Enterprise Value in millions LUK Common Stock Performance

(2001 -2004 YTD)

Stock Price (as of 3/26/04) $50.85 Shares Outstanding 70.9

Market Value of Equity $3,603.6

Debt $1,154.9

Minority Interest 17.6

Less: Net Working Capital (693.0)

Enterprise Value $4,083.0

Credit Measures Unit Price

As of 400 $20.00

12/31/03

Debt / Enterprise Value 28%

$10.00

Credit Ratings:

Standard & Poor’s BBB-

Moody’s

PETRIE PARKMAN & Co.